UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 17, 2010

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Severance and Employment Agreement dated July 1, 1996 between Centerior Energy Corporation (Centerior) and Gary R. Leidich, currently Executive Vice President, FirstEnergy Corp. and President – FirstEnergy Generation, Mr. Leidich was provided a lump sum cash retirement benefit, payable at age 62, including a gross-up payment to cover any applicable excise tax. The benefit was provided upon Mr. Leidich's termination following the Centerior merger with Ohio Edison Company to form FirstEnergy Corp. in 1997.  Mr. Leidich’s employment agreement dated February 26, 2008 with FirstEnergy Service Company referenced his right to receive the foregoing lump sum cash retirement and gross-up benefit.

On May 17, 2010, Mr. Leidich agreed to waive his right to this tax gross-up to conform this provision of his employment agreement to the publicly stated proxy voting guidelines of one of FirstEnergy’s institutional shareholders.

All other terms of Mr. Leidich’s February 26, 2008 employment agreement remain the same. This agreement, which was previously filed as Exhibit 10.4 to FirstEnergy’s Form 10-K for the year ended December 31, 2007, was extended through June 30, 2011 by mutual amendment filed as Exhibit 10-39 to FirstEnergy’s Form 10-K for the year ended December 31, 2009.

Reference is made to FirstEnergy’s Form 10-K for 2009 and 2007 filed with the Securities and Exchange Commission on February 19, 2010 and February 23, 2008, respectively, for more information regarding the agreements referred to above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

May 21, 2010

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer